Exhibit 32.1

Certifications Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report of ARC Group, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2015, as filed with the Securities and Exchange Commission (the “report”), I, Richard Akam, Chief Executive Officer of the Company, and I, Daniel Slone, Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 14, 2015	/s/ Richard Akam
Richard Akam
Chief Executive Officer

Dated: September 14, 2015	/s/ Daniel Slone
Daniel Slone
Chief Financial Officer